EXHIBIT 23D
                  AMENDED INVESTMENT ADVISORY AGREEMENT BETWEEN
                  REGISTRANT AND TRANSNATIONS INVESTMENTS, LLC

                      AMENDED INVESTMENT ADVISORY AGREEMENT

                               AMIDEX FUNDS, INC.

     This Agreement is made and entered into as of the 1st day of May, 1999 and amended as of July 1, 2000, by and between Amidex Funds, Inc., a Maryland corporation (the "Fund"), and TransNations Investments, LLC, a Delaware limited liability company (hereinafter referred to as "Adviser").

WHEREAS, the Fund is a diversified, open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act"), and authorized to issue shares representing interests in and unlimited number of series of shares of the Fund (each a "Portfolio" and together, the "Portfolios"); and

WHEREAS, the Fund currently offers the Portfolios listed on Appendix A, attached hereto and incorporated herein by reference, which Appendix A may be changed from time to time by the mutual agreement of all Parties to this Agreement; and

WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, the Fund desires to retain Adviser to render certain investment management services to the Fund and Adviser is willing to render such services;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   OBLIGATIONS OF THE ADVISER

(A) SERVICES. Adviser agrees to provide the following services (the "Services") to the Portfolios on behalf of the Fund:

     (1)  manage the investment and reinvestment of each Portfolio's assets;
     (2) continuously review, supervise, and administer the investment program of each Portfolio;
     (3) determine, in Adviser's discretion, the securities to be purchased, retained or sold by each Portfolio (and implement those decisions);

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     (4)  provide the Fund with records  concerning  Adviser's  activities  with resect to each Portfolio which the Fund is required to maintain; and
     (5) render regular reports to the Fund's officers and directors concerning Adviser's discharge of the foregoing responsibilities.

     Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the directors of the Fund and in compliance with such policies as the directors may from time to time establish, and in compliance with the objectives, policies, and limitations of each Portfolio set forth in the Fund's prospectus and statement of additional information, as amended from time to time, and with all applicable laws and regulations. All Services to be furnished by Adviser under this Agreement may be furnished through the medium of any directors, officers or employees of Adviser or through such other parties as Adviser may determine from time to time.

     Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the Board of Directors of the Fund to perform the Services on the terms and for the compensation provided herein. Adviser shall authorize and permit any of its officers, directors and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.

     Except to the extent expressly assumed by Adviser herein and except to the extent required by law to be paid by Adviser, the Fund shall pay all costs and expenses in connection with its operation and organization.

(B) BOOKS AND RECORDS. All books and records prepared and maintained by Adviser for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, Adviser shall surrender to the Fund such of the books and records so requested.

2.   PORTFOLIO TRANSACTIONS.

     Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for each Portfolio and is directed to use its best efforts to obtain the best net results as described in the Fund's prospectus from time to time. Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide each Portfolio with research, analysis, advice and similar services, and Adviser may pay to these brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, provided that Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Portfolios over the long-term. Adviser will promptly communicate to the officers and the directors of the Fund such information relating to portfolio transactions as they may reasonably request.

3.   COMPENSATION OF ADVISER.

     The Fund will pay to Adviser on the last day of each month a fee at an annual rate equal to the rates as set forth for each Portfolio on Appendix B to this Agreement, attached hereto and incorporated herein, as such Appendix B may be changed from time to time

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     by mutual consent of all parties to this Agreement, and by the shareholders of the affected Portfolio, as applicable. Such fees shall be computed daily based upon the net asset value of the applicable Portfolio as determined by a valuation made in accordance with the Fund's procedure for calculating Portfolio net asset value as described in the Fund's Prospectus and/or
     Statement   of   Additional   Information.   During  any  period  when  the
     determination of a Portfolio's net asset value is suspended by the directors of the Fund, the net asset value of a share of the Portfolio as of the last business day prior to such suspension shall, for the purpose of this Paragraph 3, be deemed to be net asset value at the close of each succeeding business day until it is again determined.

4.   STATUS OF INVESTMENT ADVISER.

     The Services of Adviser to the Fund are not to be deemed exclusive, and Adviser shall be free to render similar services to others so long as its Services to the Fund are not impaired thereby. Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5.   PERMISSIBLE INTERESTS.

     Directors, agents, and stockholders of the Fund are or may be interested in Adviser (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise, and directors, partners, officers, agents, and stockholders of Adviser are or may be interested in the Fund as directors, stockholders or otherwise; and Adviser (or any successor) is or may be interested in the Fund as a stockholder or otherwise.

6.   LIABILITY OF ADVISER.

     Adviser assumes no responsibility under this Agreement other than to render the Services in good faith. Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

     This Agreement shall remain in effect until April 30, 2001, and from year to year thereafter provided such continuance is approved at least annually by

     (1)  the vote of a majority of the Board of Directors of the Fund or

     (2) a vote of a "majority" (as that term is defined in the Investment Company Act of 1940) of the Fund's outstanding securities,

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     provided that in either event the  continuance is also approved by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval;

     provided, however, that;

          (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to Adviser;
          (b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and
          (c) Adviser may terminate this Agreement without payment of penalty on 60 days written notice to the Fund.

     The terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

8.   NOTICES.

     Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

     If to the Fund:                         If to the Adviser:
     ---------------                         ------------------

     Amidex Funds, Inc.                      TransNations Investments, LLC
     26 Broadway, Suite 741                  26 Broadway, Suite 741
     New York, New York  10004               New York, New York  10004
     Mr. Clifford A. Goldstein               Mr. Clifford A. Goldstein
     President                               President

9.   AMENDMENTS.

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be executed as of the day and the year first written above.

AMIDEX Funds, Inc.                      TransNations Investments, LLC

By: _____________________               By: __________________________
Clifford A. Goldstein                       Clifford A. Goldstein
President                                   President

ATTEST:                                 ATTEST:


__________________________              ______________________________
Secretary                                   Secretary
[Corporate Seal]                            [Corporate Seal]

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                                   Appendix A

                               AMIDEX Funds, Inc.

                             Portfolios of the Fund

THE FOLLOWING PORTFOLIOS AND CLASSES OF SHARES ARE OFFERED BY THE TRUST AND SUBJECT TO THIS AGREEMENT:

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                                  Class A     Class B    Class C   No-Load
Name of Portfolio                 Shares      Shares     Shares    Shares
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AMIDEX 35 MUTUAL FUND                  X          X          X           X
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ISDAQ MUTUAL FUND                      X          X          X           X
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                                   Appendix B

                               AMIDEX Funds, Inc.
                              Compensation Schedule

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                                        Annual Fee Rate, as percentage
                                        of average daily net assets
Name of Portfolio
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AMIDEX 35 MUTUAL FUND                                0.50%
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ISDAQ MUTUAL FUND                                    0.50%
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